Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of TXU Electric Company on Form S-3 of our report dated February 16, 2000, appearing in the Annual Report on Form 10-K of TXU Electric Company for the year ended December 31, 1999, and to the reference to us under the heading "Experts and Legality" in the combined Prospectus incorporated by reference in this Registration Statement.


DELOITTE & TOUCHE LLP

Dallas, Texas
December 14, 2000